UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.

     The Compensation and Development Committee of the Board of Directors of RadiSys Corporation (the “Company”) has approved an acceleration of vesting of employee stock options with an option price greater than $15.99 (the “Acceleration”). The Acceleration is effective for employee stock option grants outstanding as of November 12, 2004. Approximately 1.1 million options or 27% of the total outstanding options with varying remaining vesting schedules were subject to the Acceleration and became immediately exercisable.

     As a result of the Acceleration, the Company expects to reduce its exposure to the effects of the Financial Accounting Standards Board (“FASB”) proposal to require companies to recognize stock-based compensation expense associated with stock options based on the fair value method. The FASB proposal is expected to be effective beginning the second half of fiscal year 2005. The Company currently estimates a reduction in stock-based compensation expense associated with the Acceleration of approximately $2.1 million for the last six months of 2005 and $3.7 million for the year ended December 31, 2006.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION
an Oregon corporation

Date:	November 19, 2004	By:	/s/ Julia Harper

		Name:	Julia Harper
		Title:	Chief Financial Officer, Vice President Finance
and Administration, and Secretary